Exhibit 99.3

 March 2023 / Confidential  Investor Presentation

 Disclaimer  2  About this Presentation  This confidential presentation (this “Presentation”) is for informational purposes only to assist interested parties in making their own evaluation with respect to an investment in connection with a possible transaction (the “Business Combination”) involving Heidmar Inc. (“Heidmar” or the “Company”) and Home Plate Acquisition Corporation (“Home Plate” or “SPAC”) and for no other purpose. The information contained herein does not purport to be all inclusive and none of Home Plate, the Company, Jefferies LLC (“Jefferies”) or their respective representatives or affiliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation.   This Presentation and any oral statements made in connection with this Presentation do not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy or a recommendation to purchase any securities. No such offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933 as amended (the “Securities Act”), or an exemption therefrom. You should not construe the contents of this Presentation as legal, tax, accounting, investment or other advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision.  The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves about, and observe, any such restrictions. The recipient acknowledges that it is (i) aware that the United States securities laws prohibit any person who has material, non public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (ii) familiar with the Securities Exchange Act of 1934 as amended, and the rules and regulations promulgated thereunder ( the "Exchange Act"), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10 b 5 thereunder.  This Presentation and information contained herein constitutes confidential information and is provided to you on the condition that you agree that you will hold it in strict confidence and not reproduce, disclose, forward or distribute it in whole or in part without the prior written consent of SPAC and the Company and is intended for the recipient hereof only. By accepting this Presentation, the recipient agrees (i) to maintain the confidentiality of all information that is contained in this Presentation and not already in the public domain and (ii) to return or destroy all copies of this Presentation or portions thereof in its possession upon request.  This Presentation is being distributed to selected recipients only and is not intended for distribution to, or use by, any person or entity in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. Neither this Presentation nor any part of it may be taken or transmitted into the United States or published, released, disclosed or distributed, directly or indirectly, in the United States, as that term is defined in the Securities Act, except to a limited number of qualified institutional buyers, as defined in Rule 144 A under the Securities Act, or institutional “accredited investors” within the meaning of Regulation D under the Securities Act.  Forward Looking Statements  Certain statements in this Presentation may be considered forward looking statements within the meaning of the U.S. federal securities laws with respect to the proposed Business Combination. Forward looking statements generally relate to future events, such as the benefits of the Transaction or the anticipated timing of the Transaction, or SPAC or the Company’s future financial or operating performance. For example, statements regarding anticipated growth in the industry in which the Company operates and anticipated growth in demand for the Company’s products, projections of the Company’s future financial results, possible growth opportunities for the Company and other metrics are forward looking statements In some cases, you can identify forward looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” and “continue” or the negatives of these terms or variations of them or similar terminology. Such forward looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.  These forward looking statements are based upon estimates and assumptions that, while considered reasonable by SPAC, the Company and their respective management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition; the ability of the Company to grow and manage growth, maintain relationships with consumers, suppliers and strategic partners and retain its management and key employees; costs related to the Business Combination; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives and continue to innovate its existing services; the ability of the Company to defend its intellectual property; and the impact of the COVID 19 pandemic on the Company’s business.  Nothing in this Presentation should be regarded as a representation by any person that the forward looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. You should not place undue reliance on forward looking statements, which speak only as of the date they are made. Neither SPAC, the Company nor Jefferies undertakes any duty to update or revise these forward looking statements.  You should consult the risk factors included in this Presentation and SPAC’s public filings with the SEC, including the “Risk Factors” section in the registration statement on Form F-4 and the proxy statement included therein (the “Registration Statement”) that SPAC intends to file relating to the proposed Business Combination and the “Risk Factors” section of other documents that SPAC files with the SEC from time to time, for additional information regarding risks and uncertainties related to the potential Business Combination and which could cause actual future events to differ materially from the forward looking statements in this Presentation. Forward looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward looking statements, and SPAC, Heidmar and Jefferies assume no obligation and do not intend to update or revise these forward looking statements, whether as a result of new information, future events or otherwise.

 Disclaimer (Cont’d)  3  Use of Projections  This Presentation contains financial forecasts for the Company with respect to certain financial results for the Company’s fiscal year 2023. The Company’s independent auditors have not audited, studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These projections are forward looking statements and should not be relied upon as being necessarily indicative of future results. In this Presentation, certain of the above-mentioned projected information has been provided for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.  The performance projections and estimates are subject to the ongoing COVID-19 pandemic, and have the potential to be revised to take into account further adverse effects of the COVID-19 pandemic on the future performance of SPAC and Heidmar. Projected financial results and estimates are based on an assumption that public health, economic, market and other conditions will improve; however, there can be no assurance that such conditions will improve within the time period or to the extent estimated by SPAC or Heidmar. The full impact of the COVID 19 pandemic on future performance is particularly uncertain and difficult to predict; therefore, actual results may vary materially and adversely from the projections included herein.  Financial Information; Non-GAAP Measures  The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X promulgated under the Securities Act. Such information and data may not be included in, may be adjusted in or may be presented differently in, the registration statement on Form F-4 to be filed relating to the Business Combination and the proxy statement/prospectus contained therein.  This Presentation also includes certain financial measures not presented in accordance with generally accepted accounting principles of the United States (“GAAP”) including, but not limited to, EBITDA and certain ratios and other metrics derived therefrom. The Company defines EBITDA as net income (loss) plus non operating income (loss), depreciation and amortization, net interest expense, income taxes, stock-based compensation and transaction costs These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly titled measures used by other companies. The Company believes these non-GAAP measures of financial results provide useful information for management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.  This Presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.  Industry and Market Data  In this Presentation, SPAC and the Company rely on and refer to certain information and statistics obtained from third party sources which SPAC and the Company believe to be reliable. While SPAC and the Company believe such third-party information is reliable, there can be no assurance as to the accuracy or completeness of the indicated information, and the Company has not independently verified the accuracy or completeness of any such information.  Trademarks  This Presentation contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. The Company’s use thereof does not imply an affiliation with, or endorsement by, the owners of such trademarks, service marks, trade names and copyrights. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but the Company will assert, to the fullest extent under applicable law, the rights of the applicable owners to these trademarks, service marks, trade names and copyrights. There is no guarantee that either SPAC or the Company will work, or continue to work, with any of the firms or businesses whose logos are included herein in the future.

 Table of Contents  4  Transaction Summary 5  Heidmar Business Overviewand Growth Potential 8  Financial Summary 24  Valuation Overview 27  Appendix 34

 TRANSACTION Summary

Transaction overview

Today's Presenters

HOME PLATE ACQUISITION CORPORATION



Dan Ciporin
Chairman & CEO

- Over 30 years of experience as an executive, investor and board member of public and private companies
- Formerly General Partner at Canaan Partners, Chairman and CEO of Shopping.com and Senior Vice President at MasterCard International
- Member of the board of a number public companies including Borderfree, Shopping.com, Primedia, Corel, Lending Club and VistaPrint
- BA from Princeton University and MBA from Yale School of Management



Jonathan Rosenzweig
Director & CFO

- Over 25 years of experience analyzing companies and partnering with institutional investors
- Currently Senior Partner, CFO and Head of Investment Verticals at VC firm 18 Somerset
- Formerly Managing Director and Head of Americas Equity Research at Citigroup
- BA from Duke University and MBA from The Fuqua School of Business at Duke University

HEIDMAR



Pankaj Khanna
Chief Executive Officer

- More than 3 decades of experience in maritime transportation, asset owning, and service businesses
- Executive experience as CEO at Ocean Rig, CEO at Pioneer Marine Inc, COO at Dryships Inc. and VP Strategic Development at Teekay Shipping (NYSE:TK)
- Extensive experience in fundraising, having secured billions in funds for a variety of companies
- Maritime experience spans crude oil tankers, product tankers, LNG, and dry bulk carriers



Niki Fotiou
Chief Financial Officer

- Over 25 years of experience in finance, accounting and controller roles
- Currently serving on the Board of Directors and Chairwoman of the Audit Committee for Hellenic Republic Asset Development Fund
- Senior financial management experience at Kassian Maritime Navigation Agency, Ocean Rig, NGM Energy and Unimar Success, DryShips, Inc and Avenir LNG

Heidmar Overview

Established	Employees	Vessels Under Management(1)	2022A(2) Revenue	2022A(2) Net Income	2022A(2) Net Income Margin
1984	42	60	$24.1mm	$16.1mm	66.8%

1) Includes vessels in pools and under commercial management as well as vessels under contracts as of December 31, 2022.
2) Based on unaudited financial results and subject to change.

HEIDMAR
6

Transaction overview (cont'd)

Transaction Summary

- **Home Plate Acquisition Corp. ("HPLT") intends to merge with Heidmar Inc. at an initial purchase price of $160.0mm in shares of HPLT**
- **Heidmar Pro Forma Equity Value of ~$261.4mm**
  - Implied Pro Forma Equity Value / '23E[4] Net Income of 8.8x, representing ~29.9% discount to peers
- **Transaction to target minimum cash raise of approximately $55-$60mm, in a combination of a PIPE raise and Trust cash**
  - Cash held in trust assumes maximum redemptions
- **Net cash proceeds to accelerate and fund growth in commercial and technical management**
- **Heidmar targets a $0.30 / share annual dividend post-combination**
- **Heidmar's existing shareholders and management are rolling 100% of their equity**

Transaction Valuation

Valuation Summary *($mm unless otherwise stated)*		
Stock Price at Issue ($)		$10.00
Total Shares Outstanding at Close[1]		26.1
Pro Forma Equity Value		**$261.4**
Less: Pro Forma Cash[2]		(47.0)
Pro Forma Enterprise Value		**$214.4**
Valuation Multiples	***Metric***	
Pro Forma Equity / '23E[4] Net Income	***$29.6mm***	**8.8x**
Pro Forma TEV / '23E[4] EBITDA	***$29.6mm***	**7.2x**

Sources and Uses

Sources	($mm)	(%)	Uses	($mm)	(%)
Shares Issued to Target	$160.0	*71.1%*	Stock Consideration	$160.0	*71.1%*
Cash Held in Trust[3]	10.0	*4.4%*	Transaction Fees & Expenses	18.0	*8.0%*
PIPE Capital Raise	45.0	*20.0%*	Pro Forma Net Cash	47.0	*20.9%*
Heidmar Balance Sheet Cash	10.0	*4.4%*			
Total	**$225.0**	***100.0%***	**Total**	**$225.0**	***100.0%***

Pro Forma Ownership @ $10.00 / Share



65%
9%
17%
9%
Heidmar Existing Shareholders
Home Plate Public Shareholders
PIPE Investors
Home Plate Sponsor

1) Pro forma share count includes 16.0mm shares from Heidmar's existing shareholders, 1.2mm in shares transferred from Sponsors to Heidmar, 1.0mm HPLT public shares assuming maximum redemption, 1.4mm sponsor shares held by Public Anchors, 4.5mm from PIPE investors shares, and 2.1mm HPLT sponsor shares. Excludes impact of 10.0mm public warrants, 1.0mm underwriter warrants, 6.0mm private sponsor warrants, 0.6mm in private warrants transferred to Heidmar, and 4.1mm in operational earnout shares to Heidmar and Sponsor and equity incentive plan.
2) Pro Forma Cash includes Net Cash Raised of $37.0mm and Heidmar minimum balance sheet cash and receivables of $10.0mm.
3) Based on maximum shareholder redemptions.
4) 2023E are management estimates and may change.

HEIDMAR 7

 Heidmar Business Overview AND GROWTH POTENTIAL

Heidmar today

A first-class commercial management and pool management business servicing the crude and product tanker market

Rapid growth

- Significant growth since 2020 when current management took over, with revenues increasing from ~$5 million in 2021A[1] to ~$53 million expected in 2023E[2]

Asset-light business model

- Service-oriented business model drives high margin profile, with high operating leverage that benefits from economies of scale

Highly profitable

- ~67% profit margin in 2022 with 100% free cash flow conversion[3]

Dynamic market supports continued growth

- Compelling tanker market fundamentals with historically well-defined economic and geopolitical dynamics

30+ Years of Experience in Vessel Pooling

1) Based on unaudited financial results and subject to change.
2) 2023E are management estimates and may change.
3) Free cash flow defined as Adjusted EBITDA *less* Capital Expenditure.

HEIDMAR
9

Next Phase of Heidmar

A full-service vessel manager providing commercial, technical, and sale & purchase services across multiple vessel classes

"One-stop" solution for tankers & dry bulk

- Single platform aggregator of maritime services for tanker and dry bulk industry

Multiple touch-points across the vessel lifecycle

- Broad service offering to shipowners, including sale & purchase, technical and commercial management services

Key role in environmental compliance and decarbonization

- At the forefront of environmental compliance, assisting owners and charterers meet Carbon Intensity Indicator ("CII") rating goals

Strong balance sheet enables nimble business model

- Strong cash position and no debt provides high flexibility for future growth

Fee-based revenue streams

- Targeting sticky and predictable fee-based earnings to further isolate Heidmar from freight rate exposure

Sustainable dividend profile

- Targeted $0.30 / share annual dividend post-combination implies a sustainable yield of ~3% at a $10.00 per share price

82
2023E(1) Vessels Under Management(2)

$53.1mm
2023E(1) Revenue

$29.6mm
2023E(1) Net Income

55.7%
2023E(1) Net Income Margin

1) 2023E are management estimates and may change.
2) Estimated number of tanker and dry bulk vessels in pools and under commercial management as well as vessels under contract as of year-end.

HEIDMAR
10

Business overview

Asset-Light Business Model

Commercial Manager		Charterer	*Expansion to Providing Other Services*	
Pool Management One-to-Many Service	**Commercial Management** One-to-One Service	**Time Charter Trading** Commercial/Pool Management or Lease Arbitrage	***Technical Management*** *One-to-One Service*	***Shipbroking*** *Bi-Lateral Service*
Revenues: Commission x Daily Rate + Flat Daily Fee **Expenses:** Personnel/G&A	**Revenues:** Commission x Daily Rate + Flat Daily Fee **Expenses:** Personnel/G&A	**Revenues:** Spot Rates or Fixed Rate Charters **Expenses:** Fixed Rate to Owner	***Revenues:*** *Flat Daily Fee* ***Expenses:*** *Personnel*	***Revenues:*** *Commissions* ***Expenses:*** *Personnel*

HEIDMAR 11

 Heidmar’s pool management business  Heidmar currently manages 39 vessels(1)(2) spread across 5 pools      Established in 2022  VLCC vessels (260,000-350,000 DWT)   Established in 2021  Aframax / LR2 vessels (105,000-115,000 DWT)   12  Source: Pool information is from company materials as of December 31, 2022.  Vessels under management (“VUM”) includes one vessel that is part of Heidmar’s time charter strategy.   Includes vessels in pools as well as vessels under contract as of year-end 2022.   Established in 2007  Suezmax vessels (120,000-200,000 DWT)      Established in 2021  Vessels within the range of 10,000-19,999 DWT     Established in 2001  MR2 vessels (40,000-55,000 DWT)   13  5  3  10  2  1  2  2  9  2  Vessels  Vessels  Vessels  Vessels  Vessels  Pool Participants  Pool Participants  Pool Participants  Pool Participants  Pool Participants  Aggregated income across a large and geographically diverse fleet flows into monthly distributions for shipowners   Co-operative economic partnerships among vessel owners supports revenue optimization, strong cargo base and counterparty diversification   Establishes close relationships with pool partners, leading to sticky revenue and strong brand recognition in the market  Generate both a fixed daily fee and a variable fee based on gross freight and demurrage  Detailed pool point system benchmarks each vessel in the pool according to its specifications  Establishing and managing co-operative economic partnerships among vessel owners supports revenue optimization, strong cargo base, counterparty diversification  Aggregation of income across a larger and more geographically diverse fleet of vessels  Shipowners receive monthly distributions from the pool earnings   Scale, fleet, and customer diversity enables vast flow of market data

 Heidmar’s commercial management business  21 vessels(1)(2) under Heidmar’s commercial management offering   VUM includes two vessels that are part of Heidmar’s time charter strategy.  Includes vessels under commercial management as well as vessels under contract as of year-end 2022.   Vessel Size  Vessels Under Management(1)(2)  DWT Range   Vessel Owners  VLCC  1  260k-350k  Suezmax  4  120k-200k  Aframax  4  105k-115k  LR1  1  50k-80k  MR2  6  40k-55k  MR1  1  15k-35k  Small   4  <15k   Service Offering  Appeal to Vessel Owners  Vessel owners are expected to provide initial bunkers and payment for future port costs and bunkers as incurred  Heidmar’s commercial management offering allows shipowners full flexibility  Provides chartering, operations, bunkers, freight collection, claims, accounting and treasury services for one fee  Potential for Heidmar to offer working capital funding to shipowners  Commercial management services can be contracted on a voyage-by-voyage basis  Commercial management services generate for Heidmar both a fixed daily fee and a variable fee based on gross freight and demurrage  No minimum time commitment required of the vessel owner  13  Ideal for shipowners and financial institutions seeking short-term solutions   First-class commercial management services to owners in a non-pool capacity   First-class commercial management services to owners in a non-pool capacity  Managing all aspects of point-to-point voyage logistics for shipowners  Bilateral relationship with owners, leveraging Heidmar's expertise and market information flow  Highly flexible arrangement which is attractive to financial institutions and certain owners

 Heidmar’s time charter trading business   14  Heidmar’s prominent position in the commercial market also allows it to identify favorable conditions or inefficiencies in charter employment as they arise  Opportunistic investment in chartered-in tonnage to supplement its core commercial management operations  Key considerations include:  Market Direction: Deep insights and understanding of tanker market fundamentals with strong ties to cargo owners enables well-informed directional investments  Time Arbitrage: Downward sloping curve in period charter market provides opportunity to secure tonnage with attractive economics (e.g., 1 and 2-year charters)  Optionality: Structures often contemplate firm and option periods, offering the ability to assess the market at a future date with no risk or incremental cost  Syndication: Heidmar will often syndicate all or a portion of its investments to third party partners, while still maintaining commercial management fee stream  Currently Heidmar has three vessels under time charter-in on its account, and two vessels under syndication   Heidmar Time Charter Strategy Overview  Heidmar to charter in the open market a vessel from a shipowner on a 1-year firm + 1-year option time charter  Vessel to operate in Heidmar pool and share pool revenue based on its specifications – alternatively can charter-out the vessel if period market strengthens effectively de-risking the entire investment  If vessel continues to operate in the pool in its 1st year, Heidmar is given the opportunity to reassess its strategy based on prevailing market conditions at the end of the firm period and either exercise its option or redeliver the vessel to its owner at no cost  Options typically are free and do not take into account the significant volatility of the rate market, which enables Heidmar to maintain a favorable risk / reward profile in its investment  Illustrative Case  Leverages market position  Minimal upfront capex and defined investment duration  Supplemental, non-correlated returns  Regardless of market conditions at end of the firm period, Heidmar has a free option to assess the market, and capture asymmetric upside   Investment in vessel time charter employment contracts, with arbitrage opportunities across markets  Leveraging commercial information and relationships to optimize revenue opportunity  Legal structure enables syndication to third party investors

 Proprietary, industry leading commercial management system   eFleetWatch provides real-time information to Heidmar’s stakeholders   15  Operations  Claims  Accounting System   Chartering  Charterers  Brokers  Agents  Suppliers   Pool Partners   18+ years of in-house development means the platform is tested, stable and reliable  The first market-facing digital platform in the commercial management space   Large amounts of data stored from prior operations, ideal for adoption of artificial intelligence systems   Cradle to grave type system, partners have access to all relevant data about their vessels and voyages   One platform for all Heidmar employees creating huge internal synergies   Provides CO2 by voyage leg, allows for full cycle voyage management on one platform

 Heidmar engages with industry leading counterparties   High quality customers and counterparties …   16  Source: Company Materials.   Blue Chip Cargo Owner Counterparties   High Quality Vessel Owner Customers  … with reliable supplier relationships  Key Suppliers

Significant growth potential across all business segments

Highly scalable platform with significant runway for growth to become a distinguished full-service platform

Today

Organic Tanker Growth

- Momentum from recent strength in commodity markets has propelled the tanker market to historic highs
- Demand for both crude and product tankers has steadily increased over the last 20 years

Pool Expansion into Adjacent Sectors

- Leverage pool tanker experience to **enter dry bulk sector**
  - Long tail of 2,200+ dry bulk shipowners who own fewer than 15 vessels, prime candidates for pool partners

Expanding Service Offering

- Utilize existing global platform and brand recognition to expand across the maritime value chain
- Build on existing capabilities to expand into **technical management**
  - 100+ 3rd party technical managers with 6,000+ vessels under management
- Utilize commercial relationships to expand into **shipbroking**
  - ~2,500 vessel sale and purchase transactions per year

Full Heidmar potential into a scaled, full-service platform

Heidmar is well-suited to become a scaled, one-stop shop solution to shipowners

HEIDMAR

17

 Large growth opportunity in tanker market despite recent growth  18  VLCC  # of vessels  # of owners  Total Market  886  14  181  2  Target  Market(2)  447  166  Aframax/LR2  # of vessels  # of owners  Total Market  1,107  14  262  5  Target  Market(2)  736  248  Suezmax  # of vessels  # of owners  Total Market  655  9  145  5  Target  Market(2)  426  135  MR  # of vessels  # of owners  Total Market  2,484  16  624  7  Target  Market(2)  1,757  602  Source: Clarksons Research Services Limited (“CRSL”).  Vessels under Heidmar’s management.  Target market excludes owners with more than 15 vessels, reflecting the targeting of small shipowners who receive outsized benefits from pooling and commercial outsourcing.  Significant opportunity to capture additional market share in all vessel classes  The largest tankers on the water, primarily trade in long-haul trade routes  Average capacity ~2 million barrels  Primarily crude oil on long to medium haul routes  Average capacity of ~1 million barrels  Crude or clean products on medium haul or regional trade routes  Average capacity of ~750 thousand barrels  Clean products on short to medium trade routes  Average capacity of up to ~350 thousand barrels  (1)  (1)  (1)  (1)

Dry bulk fleet development presents an opportunity for expansion

Near-term plans to expand pool and commercial management offering to dry bulk vessels

- ✓ Dry bulk vessels primarily transport grain, coal, iron ore, sugar and other dry goods
- ✓ Continuous growth of global dry bulk fleet since 2010
- ✓ Large addressable market with 13k+ vessels
- ✓ Large opportunity to take advantage of the highly fragmented dry bulk market, consisting of over 2,200 shipowners of which the majority own <15 vessels each
- ✓ Stable growth of ton-mile demand since 2010
- ✓ Planned expansion into Dubai and Houston will allow Heidmar to piggyback on established tanker presence and infrastructure

Dry Bulk Fleet (# of Vessels)



14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
# of Vessels
7,696
13,164
4.2% Fleet Size CAGR 2010-2023
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023F

Dry Bulk Demand (bn ton-miles)



35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
Billion Ton-Miles
19,874
28,909
2.9% Ton-Mile Demand CAGR 2010-2023
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023F

Long Tail of Shipowners



200+
160
120
80
40
0
Owned Vessels
2,200+ individual shipowners in global fleet
92% of owners own < 15 vessels, representing ~51% of the global fleet
0 50 100 150 200 250 300 350 400 450 500 550 600 650 700 750 800+
Shipowners

Source: CRSL, S&P Market Intelligence.

HEIDMAR
19

 Expanding service offering into technical management & brokerage  20  Blue Chip Charterers  High Quality Vessel Owner Customers  Managing the voyage  Managing the vessel  Continuous growth in the global fleet  Large and ever-growing number of vessels in the global fleet, especially those in the “long-tail” of smaller owners more likely to outsource  Increased technical complexity  Increased demand for providers who can deliver critical technical service solutions in an increasingly complex and rapidly digitalizing area  Current Capabilities  Expansion into Technical Management & Brokerage  Environmental regulations and ESG compliance   Regulatory pressure from IMO to reduce carbon intensity of all ships by 40% by 2030, and 70% by 2050  Strong growth outlook in the outsourced technical management market  Key Drivers of Strong Secular Growth in Technical Management   Synergistic Service Expansion – Creating a True One-Stop Shop for Shipowners  Heidmar can utilize existing commercial relationships to act as an intermediary between shipowners and shipyards   Favorable market position with access to both buyers and sellers  Volatile markets fuel S&P activity  Vessel Sale & Purchase  Value-Add Ship Brokerage Services   Brokers match the right buyers with the right sellers for each vessel in newbuilding, secondhand and demolition sales

 Poised to capitalize on favorable tanker market dynamics  21  Historically low tanker vessel orderbook  Current orderbook-to-fleet ratio of ~4-5% is the lowest in the last 20 years  Multi-year high newbuild prices to keep newbuild ordering muted  Firm newbuild prices coupled with limited availability of financing options to discourage speculative ordering  Strong crude and product oil demand  Strong demand outlook underpinned by strong demand recovery (China) and geographic dislocations (supply/demand dislocation, conflict in Ukraine)  Historically low inventory levels  Historically low oil inventory levels across all major demand centers is expected to further support global oil trade flows  Increasing tanker demand  The strong demand and low inventory levels to support increased demand for oil tankers, leading to ton-mile growth and high fleet utilization   Source: IEA January 2022 Report, CRSL.  Favorable tanker supply / demand fundamentals  Muted fleet growth coupled with strong tanker demand to support elevated freight rates  Heidmar is well-positioned to continue capturing the strong market environment  Key Market Dynamics

Crude & refined products shipping market dynamics

Strong demand & ton-mile recovery...



12.0%
9.0%
6.0%
3.0%
0.0%
(3.0%)
(6.0%)
(9.0%)
(12.0%)
% demand change
2018
2019
2020
2021
2022
2023E
2024E
Crude Oil Demand (mbpd)
Crude Oil Demand (ton-miles)
Oil Product Demand (mbpd)
Oil Product Demand (ton-miles)

... Amplified by geopolitics and refinery dislocation

Increased ton-miles from displacement of Russian crude impacting global trade routes bpd
+~600k
(600k)-
(800k)
+~300k
+~400k
600k-
800k
Increased required voyage time
Increased required voyage time

Increased ton-miles from refinery dislocation (2020-2026 mbpd)

Region	Closures	Openings
Europe	1.2	0.1
Australia	0.5	-
Middle East	-	1.1
Africa	0.2	0.9
America	1.6	0.7
China	0.7	1.1
Rest of Asia	1.7	5.6
Total	**5.9**	**9.5**

Longer voyage distances lead to tighter tanker supply / demand and elevated freight rates

Declining SPR[(1)] and product stocks[(2)] require replenishment



1,700
1,600
1,500
1,400
1,300
1,200
1,100
Millions of Barrels
~20% decline in SPR and product stock since 2020
2015
2016
2017
2018
2019
2020
2021
2022
OECD Crude SPR
Product Stock

Increasing exports from China boosting ton-mile demand



6.0
5.0
4.0
3.0
2.0
1.0
0.0
Millions Tons
2.7
5.6
106% Increase in Chinese Refinery Exports Since January 2022
Jan-2022
Feb-2022
Mar-2022
Apr-2022
May-2022
Jun-2022
Jul-2022
Aug-2022
Sep-2022
Oct-2022
Nov-2022
Dec-2022

Source: OPEC, CRSL, publicly available materials.

1) "Strategic Petroleum Reserves", the crude oil stored by the governments of OECD countries

2) Reflects the stock levels of gas and diesel oil and motor and aviation gasoline in Europe, North America, Asia, Oceania and Africa.

HEIDMAR

22

Crude & refined products shipping market dynamics (cont'd)

Historically low orderbook to fleet ratio…



Crude Tanker Orderbook
Product Tanker Orderbook
% of fleet
25%
20%
15%
10%
5%
0%
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
77 vessels on order
5.4%
152 vessels on order
3.6%

… While the global fleet continues to age



# of vessels
733
1,068
1,284
1,420
768
Crude Fleet
Product Fleet
Over 2,100 vessels becoming scrapping candidates in the next several years
16%
12%
19%
21%
27%
23%
22%
31%
17%
13%
0 - 4 yrs
5 - 9 yrs
10 - 14 yrs
15 - 19 yrs
20+ yrs

Historically high product tanker earnings…

Average Earnings since 2013		Current Levels[1]
Crude Tankers	$29,498	+195%
Product Tankers	$16,309	+143%



$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
$ / Day
$87,098
$39,759
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Wtd. Avg. Crude Tanker Earnings
Wtd. Avg. Product Tanker Earnings

… Leading to historically high asset values

Price Appreciation Since 2020[1][2]			
10 YR Old VLCC	+50%	5 YR Old LR2	+34%
10 YR Old Suezmax	+43%	5 YR Old MR2	+47%
10 YR Old Aframax	+64%		



$85
$75
$65
$55
$45
$35
$25
$15
$ Millions
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
10YR Old VLCC
10YR Old Suezmax
10YR Old Aframax
5YR Old LR2
5YR Old MR2

Source: CRSL, publicly available materials.
1) As of 03/16/2023.
2) Crude carrier prices reflect 10-year-old assets and product carrier prices reflect 5-year-old assets, as the most robust available data sets.

HEIDMAR

23

 Financial Summary

 Financial summary  25  ($ millions)  2021A(1)  2022A(1)  2023E(2)  Revenue  Time charter / voyage revenue  $ -  $9.4  $19.9  Pool management services  4.8  14.5  28.1  S&P brokerage  -  0.2  1.5  Technical management services  -  -  3.6  Total Revenue  $4.8  $24.1  $53.1  Expenses  Charter-in costs  -  (5.4)  (8.5)  Technical management services  -  -  (1.4)  G&A  (2.9)  (5.0)  (10.3)  Impairment loss  (0.7)  -  -  Gain/(loss) on lease termination  0.4  -  -  Total Expenses  ($3.2)  ($10.4)  ($20.2)  Interest(3)  -  (0.4)  (1.0)  Depreciation(3)  (0.5)  (3.3)  (8.9)  Syndication income  -  6.1  6.6  Net Income  $1.1  $16.1  $29.6  (+) Impairment loss  0.7  -  -  (+/-) Gain/(loss) on lease termination  (0.4)  -  -  Adjusted EBITDA(4)  $1.4  $16.1  $29.6  Gross Margin (%) (5)  100.0%   77.6%   81.4%   Adjusted EBITDA Margin (%) (5)  29.2%   66.8%   55.7%   Net Income Margin (%) (5)  22.9%   66.8%   55.7%   Based on unaudited financial results and subject to change.  2023E are management estimates and may change.  Depreciation and interest based on lease accounting treatment.  Refer to Appendix for reconciliation of non-GAAP financial measures.  Gross margin calculated as Total revenue less Charter-in costs and Technical management services divided by Total revenue. Adjusted EBITDA margin is calculated as Adjusted EBITDA over Total revenue. Net income margin is calculated as Net Income over Total revenue.  Estimated Q1 2023 Net Income of approx. $10 million(2)  Based on unaudited financial results and may change.  2023E are management estimates and may change.  Depreciation and interest relate to chartered-in vessel treated as an operating lease for accounting purposes.  ($ millions)  2021A(1)  2022A(1)  2023E(2)  Revenue  Time charter / voyage revenue  $ -  $9.4  $19.9  Pool management services  4.8  14.7  28.1  S&P brokerage  -  -  1.5  Technical management services  -  -  3.6  Total Revenue  $4.8  $24.1  $53.1  Expenses  Charter-in costs  -  (5.4)  (8.5)  Technical management services  -  -  (1.4)  G&A  (2.9)  (5.0)  (10.3)  Impairment loss  (0.7)  -  -  Gain on lease termination  0.4  -  -  Total Expenses  ($3.2)  ($10.4)  ($20.2)  Interest(3)  -  (0.4)  (1.0)  Depreciation(3)  (0.5)  (3.3)  (8.9)  Syndication income   -  6.1  6.6  Net Income  $1.1  $16.1  $29.6  ($ millions)  2021A(1)  2022A(1)  2023E(2)  Revenue  Adjusted time charter / voyage revenue(3)  $ -  $31.1  $42.2  Pool management services  4.8  14.7  28.1  S&P brokerage  -  -  1.5  Technical management services  -  -  3.6  Total Revenue  $4.8  $45.8  $75.4  Expenses  Adjusted charter-in costs(3)  -  (21.0)  (24.2)  Technical management services  -  -  (1.4)  G&A  (2.9)  (5.0)  (10.3)  Other(4)  (0.3)  -  -  Total Expenses  ($3.2)  ($26.0)  ($35.9)  EBITDA(3)  $1.6  $19.8  $39.5  Interest(5)  -  (0.4)  (1.0)  Depreciation(5)  (0.5)  (3.3)  (8.9)  Net Income  $1.1  $16.1  $29.6  EBITDA(3)  $1.6  $19.8  $39.5  (-) Interest(5)  -  (0.4)  (1.0)  (-) Depreciation(5)  (0.5)  (3.3)  (8.9)  (+/-) Other(4)  0.3  -  -  Adjusted EBITDA(3)  $1.4  $16.1  $29.6  Gross Margin (%)(6)  100.0%   54.1%   66.0%   Adjusted EBITDA Margin (%) (6)  29.2%   35.2%   39.3%   Net Income Margin (%) (6)  22.9%   35.2%   39.3%   Based on unaudited financial results and subject to change.  2023E are management estimates and may change.  Refer to Appendix for reconciliation of non-GAAP financial measures.  Other includes impairment loss and gain on lease termination.  Depreciation and interest relate to chartered-in vessel treated as an operating lease for accounting purposes.  Gross margin calculated as Total revenue less Adjusted charter-in costs and Technical management services divided by Total revenue. Adjusted EBITDA margin is calculated as Adjusted EBITDA over Total revenue. Net income margin is calculated as Net Income over Total revenue  Net income  $1.1  $16.1  $29.6  Interest(2)  -  0.4  1.0  Depreciation(2)  0.5  3.3  8.9  EBITDA  $1.6  $19.8  $39.5  Adjusted EBITDA reconciliation:  Interest(2)  $-  ($0.4)  ($1.0)  Depreciation(2)  (0.5)  (3.3)  (8.9)  Impairment loss  0.7  -  -  Gain on lease termination  (0.4)  -  -  Adjusted EBITDA  $1.4  $16.1  $29.6

 Strong recent growth  26  Vessels Under Management Development(1)  Revenue and Net Income   # of vessels  $ millions  66.8%  55.7%  120% Revenue YoY Growth  84% Net Income YoY Growth  Includes tanker and dry bulk vessels in pools and under commercial management as well as vessels under contract as of year-end for each period.   2023E are management estimates and may change.  Based on unaudited financial results and subject to change.  100% YoY Growth  37% YoY Growth  (3)  (2)  (2)  (3)  ($ millions)  2021A(1)  2022A(1)  2023E(2)  Revenue  Time charter / voyage revenue  $ -  $9.4  $19.9  Pool management services  4.8  14.7  28.1  S&P brokerage  -  -  1.5  Technical management services  -  -  3.6  Total Revenue  $4.8  $24.1  $53.1  Expenses  Charter-in costs  -  (5.4)  (8.5)  Technical management services  -  -  (1.4)  G&A  (2.9)  (5.0)  (10.3)  Impairment loss  (0.7)  -  -  Gain/(loss) on lease termination  0.4  -  -  Total Expenses  ($3.2)  ($10.4)  ($20.2)  Interest(3)  -  (0.4)  (1.0)  Depreciation(3)  (0.5)  (3.3)  (8.9)  Syndication income  -  6.1  6.6  Net Income  $1.1  $16.1  $29.6  (+) Impairment loss  -  (0.4)  (1.0)  (+/-) Gain/(loss) on lease termination  0.3  -  -  Adjusted EBITDA(4)  $1.4  $16.1  $29.6  Gross Margin (%)(5)  100.0%   77.6%   81.4%   Adjusted EBITDA Margin (%) (5)  29.2%   66.8%   55.7%   Net Income Margin (%) (5)  22.9%   66.8%   55.7%

 Valuation Overview

 Selected operational benchmarking  28  Revenue Growth ’22 – ’23E  EBITDA Margin  ’22 / ’23E  Ship Brokers  Marine Services  Asset-Light Logistics  Mean  2022A  2023E  Source: Capital IQ, company information.  Note: Trading data as of 3/17/2023.  2022A figures for Heidmar are based on unaudited financial results and subject to change.  2023E figures for Heidmar are management estimates and may change.  EBITDA margin for Heidmar calculated as Adjusted EBITDA over Total revenue. See reconciliation of non-GAAP financial measures in Appendix for detail  5.3x Higher than Peer Mean  4.9x Higher than Peer Mean  (1)(2)  (3)

Selected valuation benchmarking

	HEIDMAR (1)(2)	Ship Brokers	Marine Services	Asset-Light Logistics	Mean
	HEIDMAR	BRAEMAR, CLARKSONS	Wilhelmsen, James Fisher and Sons plc Marine Services Worldwide	XPO, C.H. ROBINSON, GXO, LANDSTAR, Hub Group, Expeditors	

Price / 2023E Earnings

Enterprise Value / 2023E EBITDA



8.8x
29.9% Discount to Peer Mean
10.6x
5.1x
15.3x
12.6x
7.2x
11.8% Discount to Peer Mean
4.8x
8.4x
9.1x
8.2x

Key Considerations

HEIDMAR	Ship Brokers	Marine Services	Asset-Light Logistics
✓ Asset-light business model with limited-to-no maintenance capex and deprecation ✓ Limited-to-no taxes payable ✓ **P / E valuation methodology most appropriate for Heidmar**	✓ Similar sector focus and fee-based revenue streams ✓ Similar customer profile (shipowners) × Lower growth relative to Heidmar × No fixed fee component	✓ Service providers in the maritime sector ✓ Growing TAM(3) driven by continuous expansion of global fleet × Different demand drivers × High volume, low margin business model	✓ Asset-light business model ✓ Flexible cost structure with significant operating leverage × Serving different end market × Heavily dependent on variable fee structure

Source: Capital IQ, company information.
Note: Trading data as of 3/17/2023
1) 2023E figures for Heidmar are management estimates and may change.
2) Calculated based on 2023E Adjusted EBITDA of $29.6mm, 2023E Net Income of $29.6mm, net cash of $47.0mm and fully diluted share count of 26.1mm shares assuming a price of $10.00 / share. Refer to Appendix for reconciliation of non-GAAP financial measures.
3) "TAM" is defined as total addressable market.

HEIDMAR
29

 Next Phase of Heidmar  30  A full-service vessel manager providing commercial, technical, and sale & purchase services across multiple vessel classes  “One-stop” solution for tankers & dry bulk   Multiple touch-points across the vessel lifecycle  Key role in environmental compliance and decarbonization  Strong balance sheet enables nimble business model  Fee-based revenue streams that help to isolate Heidmar from freight rate exposure  Sustainable dividend profile, with a yield of ~3% at a $10.00 per share price

 Risk factors   31  In this section, “Heidmar,” the “Company” and “we,” “us” and “our” refer to Heidmar Inc., “Home Plate” or “SPAC” refers to Home Plate Acquisition Corporation, “Business Combination” refers to a potential transaction involving the combination of Heidmar and Home Plate, and “Holdings” refers to the entity that will be the publicly listed company after the Business Combination.  The risks described below are qualified in their entirety by disclosures that you will be able to read in future documents filed or furnished with the U.S. Securities and Exchange Commission by Heidmar, Home Plate or Holdings, including documents filed or furnished in connection with the Business Combination. The risks presented in those filings will include important additional details and risks and may differ significantly from those presented below.   Before making an investment decision, you should carefully consider these risks and uncertainties, and you should carry out your own due diligence and consult with your own financial and legal advisors concerning the risks and suitability of an investment in connection with the Business Combination. There are many risks that could affect the business and results of operations of the Company, many of which are beyond its control. These include risks and uncertainties not currently known or those currently viewed to be immaterial. If any of these risks or uncertainties occurs, the Company’s business, financial condition and/or operating results could be materially and adversely harmed, the value of the Company’s securities may decline, and any investor may lose all or part of its investment.  Risks Related to Heidmar’s Business and Industry  We may not meet our expectations for growth, or properly manage our growth, causing our business to suffer.   If we cannot meet our customers' quality and compliance requirements, we may not be able to operate our vessels profitably which could have an adverse effect on our future performance, results of operations, cash flows and financial position.  In the highly competitive international seaborne transportation industry, we may not be able to compete for charters with new entrants or established companies with greater resources, and as a result we may be unable to employ our vessels profitably.  As we expand our fleet, we may not be able to recruit suitable employees and crew for our vessels which may limit our growth and cause our financial performance to suffer.  We face substantial competition in trying to expand relationships with existing customers and obtain new customers.  High prices of fuel, or bunker, may adversely affect our profits.  We are subject to risks with respect to our counterparties, and their failure to meet their obligations to us could cause us to suffer losses or negatively impact our results of operations and cash flows.  We are dependent on the spot market and any decrease in spot market rates in the future may adversely affect our earnings and our ability to pay dividends.  Our business is affected by macroeconomic conditions, including rising inflation, interest rates, market volatility, economic uncertainty and supply chain constraints.  The current state of the global financial markets and current economic conditions may adversely impact our results of operation, financial condition, cash flows and ability to obtain financing or refinance our existing and future credit facilities on acceptable terms, which may negatively impact our business.  We rely on our information systems to conduct our business, and failure to protect these systems against security breaches could adversely affect our business and results of operations. Additionally, if these systems fail or become unavailable for any significant period of time, our business could be harmed.  A drop in spot market rates may provide an incentive for some charterers to default on their charters, and the failure of our counterparties to meet their obligations could cause us to suffer losses or otherwise adversely affect our business.  Our future results of operations will be subject to seasonal fluctuations, which may adversely affect our financial condition and the price of our shares.  We depend upon a limited number of significant customers for a large part of our revenues, and the loss of one or more of these customers could adversely affect our business, results of operations and financial condition.  We may be subject to litigation that, if not resolved in our favor, could have a material adverse effect on our business, results of operations and financial condition.  Our directors and officers may in the future hold direct or indirect interests in companies that compete with us.  We may require additional capital to fund our business going forward, but it is possible that capital will not be available on terms acceptable to us or at all.  We may be unable to retain key management personnel, which may negatively affect the effectiveness of its management and its results of operations.  Errors and omissions of our personnel could damage our reputation and have a material adverse effect on our business, results of operations and financial condition.  The tanker industry has historically been cyclical and volatile, and if it declines in the future, our revenues, earnings and available cash flow may be adversely affected.  Any decrease in shipments of crude oil may adversely affect our financial performance.  A shift in consumer demand from oil towards other energy sources or changes to trade patterns for crude oil or refined oil products may have a material adverse effect on our business.  The operation of tankers involves certain unique operational risks, including potential oil spills and fires.  We intend to operate dry bulk vessels worldwide and the dry bulk business has inherent operational risks, which may reduce our revenue or increase our expenses.  Charter hire rates for dry bulk vessels are volatile, have fluctuated significantly over the past years, and may continue to decrease below our cash break-even rates in the future, which may adversely affect our business, results of operations and financial condition.  Safety, environmental and other governmental and other requirements expose us to liability, and compliance with current and future regulations could require significant additional expenditures, which could have a material adverse effect on our business and financial results.

 Risk factors (cont’d)   32  Increasing scrutiny and changing expectations from investors, lenders and other market participants with respect to our Environmental, Social and Governance (“ESG”) policies may impose additional costs on us or expose us to additional risks.  Climate change and greenhouse gas restrictions may adversely impact our operations and markets.   Increased inspection procedures, tighter import and export controls and security standards could increase costs and disrupt our business.  If our managed vessels call at ports located in countries or territories that are the subject of sanctions or embargoes imposed by the U.S. government, the European Union, the United Nations or other governmental authorities, we could be subject to monetary fines or penalties and our reputation and the market for our common shares and its trading price could be adversely affected.  Any failure to comply with the U.S. Foreign Corrupt Practices Act could result in fines, criminal penalties, contract terminations and an adverse effect on our business, results of operations and financial condition.  Natural or man-made disasters and other similar events may significantly disrupt our business and could have an adverse effect on our business, results of operations and financial condition.  Our operations outside the United States expose us to global risks, such as political instability, terrorist or other attacks, war, international hostilities and global public health concerns, which may affect the seaborne transportation industry and adversely affect our business.  Acts of piracy on ocean-going vessels may have an adverse effect on our business, results of operations and financial condition.  Maritime claimants could arrest or attach one or more of our managed vessels, which could interrupt our cash flows.  Governments could requisition our vessels during a period of war or emergency, which could negatively impact our business, results of operations and financial condition.  Our metrics and estimates, including the key metrics included in this Investor Presentation, are subject to inherent challenges in measurement, and real or perceived inaccuracies in those metrics may harm our reputation and negatively affect our business.  We may rely in the future on third parties to provide services to us, and if we cannot obtain third party services our business, financial condition, and results of operations could be adversely affected.  Risks Related to Being a Public Company  Heidmar has no operating history as a publicly-traded company and may not operate profitably in the future.  Holdings will be required to meet the initial listing requirements to be listed on NASDAQ but may be unable to maintain the listing of its securities in the future, which could limits investors’ ability to make transactions in such securities and subject Holdings to additional trading restrictions.  Holdings will be a holding company with no business operations of its own and will depend on cash flow from Heidmar and its subsidiaries to meet its obligations.   Prior to the Business Combination, there has been no public market for Holdings’ ordinary shares, and an active and liquid market may never develop for these securities  Holdings will be a foreign private issuer under SEC rules, and as such it will be exempt from certain provisions applicable to domestic public companies in the United States.   Holdings is an emerging growth company, and the reduced reporting requirements applicable to emerging growth companies could make the Holdings ordinary shares less attractive to investors.  As a company incorporated in the Marshall Islands, Holdings will not be subject to U.S. proxy rules and will be subject to public reporting obligations that are different than those for domestic public companies.  The rights of shareholders under the law of the Marshall Islands differs from those rights for domestic companies, and accordingly you may have fewer investor protections.  Heidmar has not previously been a public company, and the requirements of being a public company will result in increased costs and require substantial attention from Holdings’ management.   Holdings’ senior executive officers and directors have limited experience managing a public company and may not be able to provide the oversight and controls necessary for a public company.   Holdings’ articles contain certain provisions, including anti-takeover provisions, that limit the ability of shareholders to take certain actions and could delay or discourage takeover attempts that shareholders may consider favorable.  Holdings’ failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to it after the Closing could have a material adverse effect on its business.   If the Business Combination’s benefits do not meet the expectations of investors, shareholders or financial analysts, the market price of our securities may decline.  Risks Related to the Business Combination  Heidmar and Home Plate will incur significant transaction costs in connection with the Business Combination, and these costs may limit our ability to properly invest in our business.  The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through an underwritten offering and may create risks for our unaffiliated investors.   The consummation of the Business Combination is subject to a number of conditions and, if those conditions are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.   Home Plate and/or Heidmar may waive one or more of the conditions to the Business Combination, resulting in the consummation of the Business Combination notwithstanding the divergence from assumptions on which the Business Combination was evaluated and approved.

 Risk factors (cont’d)   33  Home Plate’s ability to successfully effect the Business Combination and Heidmar’s ability to successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel of Heidmar. The loss of such key personnel could negatively impact the operations and financial results of the combined business.   Legal proceedings in connection with the Business Combination, the outcome of which are uncertain, could delay or prevent the completion of the Business Combination.   Subsequent to the Closing, Heidmar may be required to take write-downs or write-offs, restructuring, impairment or other charges that could have a significant negative effect on Holdings’ financial condition, results of operations and the price of Holdings’ shares, which could cause you to lose some or all of your investment.   The exercise of registration rights held by certain investors may adversely affect the market price of Holdings’ shares.  The announcement and pendency of the Business Combination could adversely affect Heidmar’s business, cash flows, financial condition or results of operations.   Significant redemptions by Home Plate’s public shareholders may require Holdings to raise future financing following the consummation of the Business Combination and reduce the public “float” of Holdings’ shares.  If Home Plate’s due diligence investigation of Heidmar’s business was inadequate and material risks are not uncovered, shareholders of Holdings following the consummation of the Business Combination could lose some or all of their investment.  The Business Combination may be subject to antitrust or foreign investment laws and regulations, which may adversely affect our business and results of operations.  During the pendency of the Business Combination, Heidmar and Home Plate are prohibited from entering into certain transactions that might otherwise be beneficial to Heidmar, Home Plate or their respective shareholders.   Uncertainties about the Business Combination during the pre-closing period may cause third parties to delay or defer decisions concerning Heidmar or seek to change existing arrangements.   Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for Home Plate and Heidmar to effectuate the Business Combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.  If Home Plate is not able to obtain one or more extensions of its time to complete an initial business combination, Home Plate will cease all operations except for purposes of winding up, redeeming 100% of the outstanding public shares and dissolving or liquidating.  Home Plate stockholders will experience dilution as a consequence of, among other transactions, the issuance of Holdings’ shares as consideration in the Business Combination and any private placement investment in connection therewith. Having a minority share position will reduce the influence that Home Plate’s shareholders have on the management of Holdings after consummation of the Business Combination.  Home Plate and Heidmar may seek additional financing prior to completion of the Business Combination, and may provide incentives to investors to participate in such financing or to approve consummation of the Business Combination, which may dilute your ownership interest and may depress the market price of Holdings’ shares.  Home Plate and Heidmar may require additional financing prior to completion of the Business Combination in order to satisfy the conditions to consummation of the Business Combination, which additional financing may not be obtained.

 Appendix

 EBITDA reconciliation  35  Based on unaudited financial results and may change.  2023E are management estimates and may change.  Depreciation and interest based on lease accounting treatment.  ($ millions)  2021A(1)  2022A(1)  2023E(2)  EBITDA reconciliation:  Net income  $1.1  $16.1  $29.6  Interest(3)  -  0.4  1.0  Depreciation(3)  0.5  3.3  8.9  EBITDA  $1.6  $19.8  $39.5  Adjusted EBITDA reconciliation:  Interest(3)  $-  ($0.4)  ($1.0)  Depreciation(3)  (0.5)  (3.3)  (8.9)  Impairment loss  0.7  -  -  Gain on lease termination  (0.4)  -  -  Adjusted EBITDA  $1.4  $16.1  $29.6  ($ millions)  2021A(1)  2022A(1)  2023E(2)  Revenue  Adjusted time charter / voyage revenue(3)  $ -  $31.1  $42.2  Pool management services  4.8  14.7  28.1  S&P brokerage  -  -  1.5  Technical management services  -  -  3.6  Total Revenue  $4.8  $45.8  $75.4  Expenses  Adjusted charter-in costs(3)  -  (21.0)  (24.2)  Technical management services  -  -  (1.4)  G&A  (2.9)  (5.0)  (10.3)  Other(4)  (0.3)  -  -  Total Expenses  ($3.2)  ($26.0)  ($35.9)  EBITDA(3)  $1.6  $19.8  $39.5  Interest(5)  -  (0.4)  (1.0)  Depreciation(5)  (0.5)  (3.3)  (8.9)  Net Income  $1.1  $16.1  $29.6  EBITDA(3)  $1.6  $19.8  $39.5  (-) Interest(5)  -  (0.4)  (1.0)  (-) Depreciation(5)  (0.5)  (3.3)  (8.9)  (+/-) Other(4)  0.3  -  -  Adjusted EBITDA(3)  $1.4  $16.1  $29.6  Gross Margin (%)(6)  100.0%   54.1%   66.0%   Adjusted EBITDA Margin (%) (6)  29.2%   35.2%   39.3%   Net Income Margin (%) (6)  22.9%   35.2%   39.3%   Based on unaudited financial results and subject to change.  2023E are management estimates and may change.  Refer to Appendix for reconciliation of non-GAAP financial measures.  Other includes impairment loss and gain on lease termination.  Depreciation and interest relate to chartered-in vessel treated as an operating lease for accounting purposes.  Gross margin calculated as Total revenue less Adjusted charter-in costs and Technical management services divided by Total revenue. Adjusted EBITDA margin is calculated as Adjusted EBITDA over Total revenue. Net income margin is calculated as Net Income over Total revenue  ($ millions)  2021A(1)  2022A(1)  2023E(2)  Revenue  Time charter / voyage revenue  $ -  $9.4  $19.9  Pool management services  4.8  14.7  28.1  S&P brokerage  -  -  1.5  Technical management services  -  -  3.6  Total Revenue  $4.8  $24.1  $53.1  Expenses  Charter-in costs  -  (5.4)  (8.5)  Technical management services  -  -  (1.4)  G&A  (2.9)  (5.0)  (10.3)  Impairment loss  (0.7)  -  -  Gain on lease termination  0.4  -  -  Total Expenses  ($3.2)  ($10.4)  ($20.2)  Interest(3)  -  (0.4)  (1.0)  Depreciation(3)  (0.5)  (3.3)  (8.9)  Syndication income   -  6.1  6.6  Net Income  $1.1  $16.1  $29.6  ($ millions)  2021A(1)  2022A(1)  2023E(2)  Time charter / voyage revenue reconciliation   Adjusted time charter / voyage revenue  $ -  $31.1  $42.2  Adjustment for profit sharing for the Bella Ciao and Marlin Santorini   -  (21.7)  (22.3)  Reported time charter / voyage revenue  $ -  $9.4  $19.9  Charter-in costs reconciliation   Adjusted charter-in costs  $ -  ($21.0)  ($24.2)  Adjustment for profit sharing for the Bella Ciao and Marlin Santorini   -  15.6  15.7  Reported charter-in costs  $ -  ($5.4)  ($8.5)  Financial Information – GAAP Reporting  Time Charter Revenue and Costs Reconciliation

Heidmar team

Highly-Experienced Executive Team



Pankaj Khanna
Chief Executive Officer



Niki Fotiou
Chief Financial Officer



Andreas Konialidis
Head of Chartering



Justin Sims-Sterling
Head of BD Atlantic & Chartering Lead Aframax



Harmeet Bhatia
MD & Chartering Lead - Singapore



Navin Arjun Soni
Head of Dry Bulk - Singapore



Deepak Laishram
Head of Operations



Nick Andriopoulos
Head of IT

Heidmar's Global Presence



Athens
28 Employees
IT, Accounting & Finance, Operations, Legal, Tanker Chartering

London (Headquarters)
6 Employees
Corporate, Operations, Tanker Chartering, Business Development

Singapore
8 Employees
Operations, Tanker Chartering

Previous Experience at Other Leading Maritime Institutions

Chevron
UNION MARITIME
TK
FRONTLINE
PIONEER MARINE
LIBERTY MARITIME CORPORATION
CURZON

HEIDMAR

36

Heidmar's core market: crude oil and refined products shipping

Crude Oil Shipping

- Crude oil tankers transport unrefined petroleum from terminals near locations of extraction to refineries
- Ocean transportation is a highly cost-effective method for refiners to receive crude oil, the main feedstock in the refining process
- Due to high volume crude oil trade, it is typically transported in large vessels carrying approximately 550k up to 2,000k barrels at any given time
- Almost 2bn tons of crude or 40mbpd were shipped via seaborne tanker in 2022
- Heidmar shipped 17.3 million tons in 2022

Refined Products Shipping

- Product tankers transport refined petroleum products, such as gasoline, jet fuel, naphtha, and diesel from refinery locations to areas near final consumption
- As consumption markets vary in size and location more than extraction and refining, the market for these tankers allow for a wider range of sizes, from large tankers trading internationally to very small tankers transporting products within local regions
- Over 1bn tons or 22mbpd of refined petroleum products were shipped via seaborne tanker in 2022
- Heidmar shipped 4.9 million tons in 2022

Crude-only


VLCC

- The largest tankers on the water, primarily trade in long-haul trade routes
- Global fleet of 886 vessels
- Average capacity ~2 million barrels

Crude-only


Suezmax

- Primarily crude oil on long to medium haul routes
- Global fleet of 655 vessels
- Average capacity of ~1 million barrels

Crude or Refined


Aframax / Long Range 2(1)

- Dirty or clean products on medium haul or regional trade routes
- Global fleet of 1,107 vessels
- Average capacity of ~750 thousand barrels

Crude or Refined


Panamax / Long Range 1(1)

- Dirty or clean products on short to medium haul or regional trade routes
- Global fleet of 846 vessels
- Average capacity of ~550 thousand barrels

Refined-only


MR

- Clean products on short to medium trade routes
- Global fleet of 2,484 vessels
- Average capacity of up to ~350 thousand barrels

Refined-only


Small Tanker

- Clean products on short intra-regional routes
- Global fleet of 6,527 vessels
- Average capacity of up to ~150 thousand barrels

Sources: CRSL, VesselsValue.

1) Long range vessels have cargo tanker coating which enables them to carry both dirty and clean products.

HEIDMAR 37

Pools mitigate commercial risk and lower costs for shipowners

Pooling in Shipping

- A pool is an association of vessels of similar class that are owned by multiple parties but commercially managed by a third-party operator as a single coherent "fleet"
  - Revenues and expenses from the vessels are "pooled", with profits distributed to shipowners on a monthly basis based upon a contribution weighting system
  - Pools offer the scale of vessel aggregation (fleet) without ceding strategic or asset control
- Central administration and management enables efficiency and a unified approach when accessing the spot market
- By entering vessels into a pool agreement, risk is spread over multiple parties and reduces the impact of any one vessel being less profitable or suffering a loss
- Allows shipowners to maintain stable cash flow from vessels even when a specific vessel is not under employment

Shipowners Without Pool *Vessel-by-Vessel*		Shipowners With Pool *Scaled Benefits*	
Must independently source fixtures	~	**Pool management takes care of finding and negotiating voyage contracts**	✓
Potential revenue loss due to geographic location of vessels	✗	**Commercial capabilities spread among all pool partners, lowering basis risk from geographic position**	✓
Lack of scale lowers bargaining power with suppliers	✗	**Access to high-quality customer relationships that are difficult to maintain on a small-fleet basis**	✓

Benefits of Pools for Shipowners

- ✓ **Allows for shipowners to mitigate volatility created by geographic vessel positioning**
- ✓ **Enables access to highly-capable commercial managers with strong relationships with charters**
- ✓ **Significant advantage of scale for small shipowners**
- ✓ **Monthly distributions via receivable financing provides regular cashflow to ship owners in capital intensive business**

HEIDMAR 38

Historical tanker market dynamics   39  hg  Oil Product Market  Crude Market  Strong market backdrop underpinned by limited-to-no fleet growth  Demand / Supply Balance(1)  Day Rate ($/day)  Source: CRSL.  Demand / Supply balance is calculated as the difference of tanker vessel demand (in dwt) and net fleet growth (in dwt) as estimated by Clarksons.  Inventory restocking & low oil price environment  Fleet over-supply and weaker oil demand led to weak day rates  COVID-19 Impact  $ / day  $ / day